                                                                 EXHIBIT 10.113



                        SETTLEMENT AGREEMENT AND RELEASE

     This SETTLEMENT AGREEMENT AND RELEASE ("AGREEMENT") is entered into as of December 27, 1996, among David Wiegand, an individual, Maria Wiegand, an individual, and MIDCOM Communications Inc., a Washington corporation (the "COMPANY"). David Wiegand and Maria Wiegand are sometimes collectively referred to herein as the "WIEGANDS."

                                    RECITALS

     A. The Company, the Wiegands and ADNET Telemanagement, Inc., a California corporation ("ADNET"), previously entered into the Agreement and Plan of Reorganization dated as of December 29, 1995 (the "MERGER AGREEMENT"), which provided for the merger of ADNET into the Company, with the Company as the surviving corporation (the "MERGER"), and which included certain representations and warranties by the Company. The Merger was effected on December 29, 1995 by the filing of Articles of Merger and a Plan of Merger with the Secretary of State of the States of Washington and California.

     B. Immediately prior to completion of the Merger, the Wiegands were the sole shareholders of ADNET. In accordance with the terms of the Merger Agreement, the Wiegands received a total of 453,250 shares of the Company's common stock (the "MERGER SHARES") in exchange for all of the outstanding shares of capital stock of ADNET. The Merger Shares were issued by the Company without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance on certain exemptions from the registration requirements under the Securities Act. This reliance was based, in part, on the representations of the Wiegands made in the Representation Letter dated December 29, 1995 (the "REPRESENTATION LETTER"). The Company and the Wiegands also entered into the Registration Rights Agreement dated as of December 29, 1995 (the "REGISTRATION RIGHTS AGREEMENT"), which requires the Company to register the Merger Shares under the Securities Act on certain terms and conditions set forth therein.

     C. Of the Merger Shares owned by the Wiegands following the Merger, 45,325 shares (the "HOLDBACK SHARES") were subject to the Holdback Agreement dated as of December 29, 1995 (the "HOLDBACK AGREEMENT"), entered into among the Company and the Wiegands, which provided that the Holdback Shares were to be held in escrow as security in the event representations and warranties made by the Wiegands in the Merger Agreement were breached. An Escrow Agreement dated as of December 29, 1995 (the "ESCROW AGREEMENT") was entered into among the Company, the Wiegands and First Trust of Washington as escrow agent, pursuant to which the Holdback Shares were held in escrow in accordance with the terms of the Holdback Agreement.

     D. The Company and David Wiegand entered into an Employment Agreement dated as of December 29, 1995 (the "EMPLOYMENT AGREEMENT"), under which the Company and David Wiegand agreed to certain terms regarding David Wiegand's employment by the Company following the Merger. In addition, David Wiegand, Maria Wiegand and the Company entered into Non-Competition Agreements dated as of December 29, 1995 (the "NONCOMPETITION AGREEMENTS"), concerning use of confidential information and prohibition of certain competitive activities.

     E. The Wiegands filed an action against the Company and Mr. Ashok Rao (a former director and Chief Executive Officer of the Company) on August 1, 1996, in the Superior Court of the State of California for the County of Orange, Case No. 767169 (the "ACTION"). In the Action, the Wiegands made certain allegations and brought certain causes of action against the Company for intentional misrepresentation, fraud/intentional concealment of facts, negligent misrepresentation, breach of contract, breach of the implied covenant of good faith and fair dealing and violation of California securities laws, all of which allegations and causes of action related to the Merger and the transactions completed in connection therewith.

     F. The Company disputes any and all liability to the Wiegands as alleged in the Action. On August 8, 1996, the Wiegands and the Company entered into a Stand-Still Agreement (the "STANDSTILL AGREEMENT"), pursuant to which the Wiegands agreed to dismiss the Action without prejudice in consideration for certain promises and agreements of the Company set forth therein.

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

     G. David Wiegand's employment with the Company has terminated; however, the parties have not agreed upon the date of the termination or upon whether the termination was by the Company or David Wiegand.

     H. The Company and David Wiegand entered into a Consulting Agreement dated as of November 25, 1996 (the "CONSULTING AGREEMENT"). As consideration for entering into this Agreement and the Consulting Agreement, the Company granted to David Wiegand a stock option (the "STOCK OPTION") to purchase up to 150,000 shares of the Company's common stock (the "OPTION SHARES"), pursuant to the terms and conditions set forth in the Stock Option Agreement dated as of November 25, 1996 (the "STOCK OPTION AGREEMENT"), between the Company and David Wiegand.

     I. Contemporaneously with the execution of this Agreement, the parties will enter into amendments to the Noncompetition Agreements and the Merger Agreement.

     J. On the terms and conditions contained herein, the Wiegands and the Company, and each of them, seek a resolution of certain claims, controversies, and disputes between the Wiegands and the Company as described herein.

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

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the promises and agreements herein contained, and for such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged (including, without limitation, the grant of the Stock Option), the parties agree as follows:

     SECTION 1. CONFIRMATION OF TERMINATION OF EMPLOYMENT. David Wiegand's employment with the Company shall be deemed to have terminated for all purposes effective as of October 1, 1996.

     SECTION 2.  OBLIGATIONS OF COMPANY.

          (a) Severance Payment. Subject to the terms and conditions contained in this Agreement, the Company shall pay to David Wiegand an aggregate amount equal to $420,181.10 ("SEVERANCE PAYMENT"), such payment to be reduced by any taxes required to be withheld and remitted to applicable federal, state or local tax authorities. The Severance Payment to be paid by the Company in accordance with this Section 2(a) is in consideration of, among other things, all unpaid salary, bonus, accrued vacation and noncompete payments and reimbursement of all legal and other expenses allegedly owing by the Company to David Wiegand pursuant to the Employment Agreement, David Wiegand's Noncompete Agreement and any other verbal or written agreement or understanding between the parties relating to David Wiegand's employment or the termination thereof. The Severance Payment shall be payable by check representing good and currently available funds and delivered to David Wiegand on January 2, 1997 at the address and in the manner set forth in Section 15(c).

          (b) Additional Agreements. The Company shall enter into the Amendment to the Wiegand Noncompetition Agreements attached hereto as Exhibit 2.1 and the Amendment to the Merger Agreement attached hereto as Exhibit 2.2.

     SECTION 3. OBLIGATIONS OF WIEGANDS. The Wiegands or David Wiegand as applicable shall enter into the Amendment to the Wiegand Noncompetition Agreements attached hereto as Exhibit 2.1 and the Amendment to the Merger Agreement attached hereto as Exhibit 2.2.

     SECTION 4. REPRESENTATIONS OF COMPANY -- CAPACITY AND NO ASSIGNMENT OF CLAIMS. The Company represents and warrants that: (i) the Company has corporate power and corporate authority to enter into and perform this Agreement; (ii) this Agreement has been duly authorized by all necessary corporate action on the part of the Company; and (iii) the Company has not sold, assigned, transferred, conveyed or otherwise disposed of, and will not sell, assign, transfer, convey or otherwise dispose of, any of the Claims against the Wiegands set forth in
Section 7(a).

     SECTION 5. REPRESENTATIONS OF WIEGANDS -- CAPACITY AND NO ASSIGNMENT OF CLAIMS. Each of the Wiegands jointly and severally represents and warrants that: (i) no other Person has or has had any interest in the Claims set forth in
Section 6(a); (ii) each of the Wiegands has the sole right and exclusive authority to execute this Agreement and release the Claims against the Company specified in Section 6(a); and (iii) each of the Wiegands has not sold, assigned, transferred, conveyed or otherwise disposed of, and will not sell, assign, transfer, convey or otherwise dispose of, any of the Claims against the Company set forth in Section 6(a).

     SECTION 6.  RELEASE BY WIEGANDS.

          (a) Release of Company and Company Affiliates. Effective as of the date of the first Release Event (as defined in Section 8(a)) and subject to receipt by David Wiegand of the Severance Payment pursuant to Section 2(a)and to the terms and conditions set forth in Section 9, David Wiegand and Maria Wiegand do hereby release, waive, acquit and forever discharge the Company and each and every past, present and future employee, agent, representative, partner, officer (including but not limited to Ashok Rao), director, shareholder, administrator, subsidiary, affiliate, successor and assign of the Company (collectively, "COMPANY AFFILIATES"), and each of them, from and against any and all claims, rights, demands, actions, obligations, liabilities, and causes of action, whether asserted or unasserted, known or unknown, of any and every kind, nature, and character whatsoever, relating to or arising out of any and all acts or omissions occurring on or prior to the date of this Agreement (collectively, "CLAIMS"), which David Wiegand or Maria Wiegand may now have, or has ever had against the Company or any Company

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

     Affiliate, relating to or arising out of the Merger, the Merger Agreement, the Employment Agreement, David Wiegand's employment by the Company, the termination of that employment, the Non-Competition Agreements, the Holdback Agreement, the Escrow Agreement, the Action and the negotiation or execution of this Agreement.

          (b) Covenant Not to Sue. David Wiegand and Maria Wiegand, and each of them, jointly and severally covenant and agree that each of them will not bring, commence, institute, maintain, prosecute or voluntarily aid in the prosecution of any action or proceeding or otherwise prosecute or sue, jointly or severally, the Company or any Company Affiliate (including but not limited to Ashok Rao), either affirmatively or by way of cross-complaint, defense or counterclaim, or in any other manner, relating to the Claims released or to be released in Section 6(a); provided, however, that in the event a Release Event does not occur on or before December 30, 1999, David Wiegand and Maria Wiegand, or any of them, may file and commence any action against the Company and/or any Company Affiliate and the covenant not to sue set forth in this Section 6(b) shall be null and void and of no further force or effect so long as the Wiegands or any of them file such action after December 30, 1999 and on or before March 31, 2000. In the event a Release Event does not occur on or before December 30, 1999, and David Wiegand or Maria Wiegand do not file an action against the Company after December 30, 1999 and on or before March 31, 2000, the covenant not to sue set forth in this Section 6(b) shall remain in full force and effect from April 1, 2000 and thereafter. Notwithstanding anything else in this Agreement to the contrary, if the Company fails to pay David Wiegand the Severance Payment by January 9, 1997 or otherwise breaches this Agreement in any material respect, or if on or prior to December 30, 1999, the Company files a plan of reorganization or a plan of liquidation under Chapter 11 or Chapter 7 of the federal Bankruptcy Code or voluntary or involuntary dissolution or liquidation proceedings are commenced by or against the Company or the Company makes a general assignment for the benefit of creditors or institutes or consents to a proceeding for appointment of a receiver or custodian or similar officer, the covenant not to sue set forth in this Section 6(b) shall be null and void and of no further force or effect.

     SECTION 7.  RELEASE BY COMPANY.

          (a) Release of Wiegands and Wiegand Affiliates. Effective as of the date of the first Release Event to occur and subject to the terms and conditions set forth in Section 9, the Company does hereby release, waive, acquit and forever discharge David Wiegand and Maria Wiegand and each and every past, present and future agent, representative, partner, heir, executor, administrator, successor and assign of David Wiegand and Maria Wiegand (collectively, the "WIEGAND AFFILIATES"), and each of them, from and against any and all Claims which the Company may now have, or has ever had against David Wiegand or Maria Wiegand or any Wiegand Affiliate, relating to or arising out of the Merger, the Merger Agreement, the Employment Agreement, David Wiegand's employment by the Company, the termination of that employment, the Non-Competition Agreements, the Holdback Agreement, the Escrow Agreement, the Action and the negotiation or execution of this Agreement.

          (b) Covenant Not to Sue. The Company covenants and agrees that the Company will not bring, commence, institute, maintain, prosecute or voluntarily aid in the prosecution of any action or proceeding or otherwise prosecute or sue, jointly or severally, David Wiegand or Maria Wiegand and/or any Wiegand Affiliate, either affirmatively or by way of cross-complaint, defense or counterclaim, or in any other manner, relating to the Claims released or to be released in Section 7(a); provided, however, that in the event David Wiegand or Maria Wiegand files an action in accordance with Section 6(b) or in violation of this Agreement, the covenant not to sue set forth in this Section 7(b) shall be null and void and of no further force or effect.

     SECTION 8.  CONDITIONS TO RELEASE.

          (a) Release Events. Subject to Section 9 of this Agreement, the releases of Claims set forth in Section 6(a) and Section 7(a) of this Agreement shall be effective only as of the date of the first of the following events to occur (each a "Release Event"):

             (i) March 31, 2000; or

             (ii) the date of issuance of any Option Shares by the Company to David Wiegand pursuant to any exercise of the Stock Option; or

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

             (iii) on or before December 30, 1999, the Company's common stock sustains an average closing sale price for a period of 20 consecutive trading days of at least $20.50 per share (such twentieth day referred to below as the "TRADING PRICE TRIGGER DATE"), as long as during the entire period of 90 calendar days ending on the Trading Price Trigger Date, (a) David Wiegand were able, if he had chosen, to exercise the Stock Option in full and (b) all of the Option Shares were free of any restriction on transfer imposed by the Company and (c) all of the Option Shares were freely saleable by David Wiegand on the Nasdaq Stock Market (or such other national securities exchange as is the primary exchange upon which the Company's shares are traded) pursuant to an effective registration statement on Form S-8 or any other form permissible under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or pursuant to Rule 144 under the Securities Act, provided, however, that the requirement under Rule 144 to effect sales of securities through brokers' transactions or directly with a market maker and file a notice on Form 144 shall not be deemed to be a restriction on the sale of the Option Shares (for purposes of this Agreement, the average closing sale price of shares of the Company's common stock for a period of 20 consecutive trading days shall be calculated by (x) adding together the closing sale price of the Company's common stock for each day in such period as reported by the Nasdaq Stock Market in its Summary Activity report, an example of which is attached hereto as Exhibit 8.1 (the "Nasdaq Report"), and (y) dividing such sum by the number of days in such period. The Nasdaq Report is prepared on a monthly basis and two such reports shall be used in calculating the average closing sale price if the 20 consecutive days elapse over a two-month period); or

             (iv) on or before December 30, 1999, a "change of control" of the Company occurs, if in connection with that change in control David Wiegand receives, or has a right to immediately exercise his Stock Option so that David Wiegand may receive in respect of each Option Share issued or issuable upon exercise of the Stock Option, cash and/or securities having a total value of at least $20.50 per share, which securities are free of any restriction on transfer imposed by the issuer and freely saleable by David Wiegand on the Nasdaq Stock Market (or such other national securities exchange as is the primary exchange upon which such securities are traded) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, provided, however, that the requirement under Rule 144 to effect sales of securities through brokers' transactions or directly with a market maker and file a notice on Form 144 shall not be deemed to be a restriction on the sale of such securities (for purposes of this Agreement, the phrase "CHANGE OF CONTROL" of the Company means: (x) the date that shares are accepted for purchase pursuant to a tender or exchange offer for the Company's common stock by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan (a "Company Person")), unless the offeror, upon consummation thereof, would be the beneficial owner of less than thirty percent (30%) of the shares of the Company's common stock then outstanding; or (y) the date that any person, entity or group (other than a Company Person or an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof) becomes the beneficial owner of fifty (50%) or more of the Company's outstanding shares of common stock or fifty (50%) or more of the voting power represented by all outstanding shares of the Company's capital stock; or (z) the date of completion of any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of the Company's common stock into securities of any Person, or cash, or property, or a combination of any of the foregoing or any sale or other disposition by the Company of all or substantially all of the Company's assets).

          (b) Right of Offer. Prior to the first Release Event, David Wiegand shall not sell on the open market more than 37,500 shares of the Company's common stock in any period of five consecutive trading days (the "WEEKLY LIMIT") unless he has delivered to the Company, not later than 5:00 pm on the first trading day of a five-day trading period to which the Weekly Limit is applicable, a notice (the "WARNING NOTICE") of his intent to sell shares in excess of the Weekly Limit (the "EXCESS SHARES"). If

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     the Company notifies David Wiegand not later than 5:00 pm on the first trading day after its receipt of the Warning Notice that it elects to exercise its rights under this Section 8(b), then David Wiegand shall not sell any Excess Shares unless he has first notified the Company by 3:00 pm on the trading day immediately preceding the first trading day upon which David Wiegand intends to sell any Excess Shares (the "SALE NOTICE"), and the Company has not offered to purchase all of the Excess Shares by 9:00 am on the next trading day following the date of the Sale Notice (a "COMPANY OFFER"). If the Company offers to purchase the Excess Shares by such time, then David Wiegand may accept or reject the Company Offer in his discretion at any time during the applicable fivetrading-day period. If he rejects (or does not respond to) the Company Offer, he may not sell any Excess Shares without repeating the procedure set forth in this Section 8(b) with respect to a subsequent five-trading-day period. If he accepts the Company Offer, the Company shall purchase the Excess Shares to which the Warning Notice applied at a price per share equal to the average of the high and low sales prices price per share of the Company's common stock on the trading day on which he delivers his acceptance notice to the Company (the "ACCEPTANCE DAY"). Any purchase of Excess Shares by the Company under this Section 8(b) shall be consummated on the third trading day after the Acceptance Day by the Company's delivery to David Wiegand of a cashier's check or wire transfer for the full purchase price for the Excess Shares against delivery by David Wiegand of certificates representing the Excess Shares, duly endorsed for transfer to the Company. All times set forth in this Section 8(b) are California time. Notices under this Section 8(b) shall be delivered in accordance with Section 15(c); provided, however, that any such notice may be oral if followed by written confirmation (including by telecopy) delivered within one trading day.

     SECTION 9.  EXCEPTIONS TO RELEASES AND COVENANTS NOT TO
SUE. Notwithstanding any other term or provision of this Agreement to the contrary:

          (a) the Wiegands do not release the Company or any Company Affiliate, and the Company does not release the Wiegands or any Wiegand Affiliate, from any obligation required to be performed after the date of this Agreement under any executory contracts;

          (b) in the event that a Company Affiliate files an action, then the release set forth in Section 6(a) and the covenant not to sue set forth in
     Section 6(b) shall be null and void and of no further force and effect with respect to, and only with respect to, such Company Affiliate;

          (c) in the event that a Wiegand Affiliate files an action, then the release set forth in Section 7(a) and the covenant not to sue set forth in
     Section 7(b) shall be null and void and of no further force and effect with respect to, and only with respect to, such Wiegand Affiliate; and

          (d) prior to a Release Event, nothing in this Agreement shall be construed to mean that any party has released any claim, whether known or unknown, any party may have had or have against any other party, named or unnamed, and each of them. Each party expressly reserves any and all rights to bring such claims as permitted by this Agreement.

     SECTION 10. TERMINATION OF STOCK OPTION. In the event David Wiegand or Maria Wiegand or any person acting on their behalf file suit against the Company or any Company Affiliate in accordance with Section 6(b) or in violation of this Agreement, the Stock Option shall immediately terminate and be of no further force or effect.


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
     SECTION 11. WAIVER OF UNKNOWN CLAIMS. The Wiegands and the Company understand and agree that this Agreement provides for a full and final release covering all known and unknown and unanticipated injuries, debts, claims or damages to each party which have arisen, or may have arisen, or may arise in the future in connection with any matters, acts, omissions or dealings released in
Section 6 and Section 7 of this Agreement, including but not limited to matters, acts, omissions or dealings which are unknown as of the date of this Agreement but become known prior to or after the occurrence of a Release Event. As to these matters released above, the Wiegands, and each of them, and the Company hereby expressly waive and relinquish any and all of their respective rights or benefits which each party may now have, or in the future may have against the other party under the terms of Section 1542 of the California Civil Code and any similar law of any state or territory of the United States. California Civil Code Section 1542 provides as follows:

           "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     SECTION 12. NO ADMISSION OF LIABILITY. Neither the execution and delivery of this Agreement, nor any performance of any act in connection therewith, shall be construed to be an admission by the parties hereto that one party at any time performed or failed to perform any of that party's respective duties or obligations, which performance or failure to perform was or is in violation of the other party's legal rights, or which performance or failure to perform gives rise to any valid claim for damages or any other relief whatsoever; it being the intention of the parties hereto that the releases and waivers provided in this Agreement are solely in furtherance of a compromise of disputed claims between the Wiegands and the Company.

     SECTION 13.  WAIVER OF CERTAIN RIGHTS UNDER REGISTRATION RIGHTS
AGREEMENT. Pursuant to Section 2 of the Registration Rights Agreement, the Company hereby notifies the Wiegands that, on October 18, 1996, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") for the purpose of registering the public offer and sale of the Company's 8 1/4% Convertible Subordinated Notes due 2003 and shares of the Company's common stock issued or issuable upon conversion thereof. On November 25, 1996, the Company filed with the Commission a Registration Statement on Form S-1 (the "Second Registration Statement") for the purpose of registering certain shares of its common stock. Notice of the filing of the Second Registration Statement, which included the Registrable Securities (as defined in the Registration Rights Agreement) held by the Wiegands, was sent to the Wiegands on November 25, 1996. The Wiegands, acting jointly and severally, hereby waive any notice or other rights either may have under Section 2 of the Registration Rights Agreement with respect to the filing of the Registration Statement.

     SECTION 14.  PRESERVATION OF CLAIMS.

          (a) Tolling Agreement. All time deadlines for the filing by any party hereto of any action relating to any Claims released or to be released pursuant to Section 6(a) or Section 7(a) shall be tolled from the date of the filing of the Action, August 1, 1996 until March 31, 2000 (the "TOLLING PERIOD"). MIDCOM and the Company Affiliates and David and Maria Wiegand and the Wiegand Affiliates shall be estopped to plead and shall not assert any defenses based on a claim that any causes of action relating to the Claims released or to be released pursuant to Section 6(a) or Section 7(a) that may be pled by any other party hereto are time-barred by virtue of lapse of time during the Tolling Period.

          (b) Preservation of Evidence. All parties hereto shall take reasonable steps to ensure that all evidence in their respective possession, custody or control that is relevant to the subject matter of the Action will be preserved until the first Release Event or during the pendency of any subsequent litigation relating to the Claims subject to the release set forth in Section 6(a) or Section 7(a). In particular, the parties hereto agree that each of them shall not destroy, alter or make inaccessible any documents or other tangible evidence relevant to the subject matter of the Action.



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
     SECTION 15.  MISCELLANEOUS.

          (a) Introduction into Evidence. This Agreement may not be offered, introduced or received into evidence for any purpose except in an action to enforce or interpret the terms hereof.

          (b) Successors. This Agreement shall inure to the benefit of and be enforceable by and against the successors-in-interest of the Company and by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Wiegands and each of them.

          (c) Notices. All notices, demands and requests required by this Agreement shall be in writing and shall be presumed to have been giving for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service from and to locations within the continental United States, or (iii) five days after posting when sent by registered or certified mail return receipt requested, addressed to the party receiving such notices or payment as follows:

            If to Company:           MIDCOM Communications Inc.
                                     1111 Third Avenue
                                     Seattle, Washington 98101
                                     Tel. No.:  206-628-8000
                                     Fax No.:  206-628-8295
                                     Attention:  Paul Senio, Esq.
                                     General Counsel
            With copy to:            Heller, Ehrman, White & McAuliffe
                                     701 Fifth Avenue
                                     Seattle, Washington 98104
                                     Tel. No.:  206-447-0900
                                     Fax No.:  206-447-0849
                                     Attention:  Thomas S. Hodge, Esq.
            If to Wiegands:          Maria Wiegand
                                     David Wiegand
                                     10622 Villa Del Cerro
                                     Santa Ana, California 92705
                                     Tel. No.:  714-997-5156
                                     Fax No.:  714-997-3548
            With a copy to:          Gibson, Dunn & Crutcher, LLP
                                     4 Park Plaza, Suite 1800
                                     Irvine, California 92714
                                     Tel. No.:  714-451-3874
                                     Fax No.:  714-451-4220
                                     Attention:  Brian W. Copple, Esq.

     Any party hereto may from time to time by notice in writing served upon the other party hereto as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

          (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington (without regard to the conflicts of law provisions thereof) which are applicable to the construction and enforcement of contracts between parties resident in the State of Washington which are entered into and fully performed in the State of Washington.

          (e) Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Wiegands and on behalf of the Company by its Chief Executive Officer or such other officer as may be specifically designated by their respective Board of Directors. No omission or delay by any party in exercising any right, power or privilege hereunder shall impair the exercise of any such right, power or privilege or be construed to be a waiver hereof or of any default or to be an acquiescence therein, and any single or partial exercise of any such right, power or privilege shall not preclude other or further exercises thereof or the exercise of any other right, power or privilege. No wavier shall be valid unless in writing and signed by the party to be charged, and then only to the extent therein specified.

          (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (g) Costs and Attorneys' Fees. If any party takes steps for the purpose of enforcing or preventing the breach of any provision of this Agreement, including, but not limited to, instituting any action or other proceeding to enforce any provision hereof, then the prevailing party in such an action or proceeding shall be entitled to reimbursement from the non-prevailing party for all reasonable costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees.

          (h) Headings. Paragraph headings or captions contained in this Agreement are used for reference only and shall not be deemed to govern, limit, or extend the terms of this Agreement.

          (i) Entire Agreement. All agreements, covenants, representations and warranties, express or implied, oral or written, of the parties hereto concerning the subject matter hereof are contained in this Agreement. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party to any other party concerning the subject matter of this Agreement.

          (j) Independent Advice of Counsel. Each party hereto has read and understands all of the terms and provisions of this Agreement, and has discussed it with his or its own independently selected counsel. The parties acknowledge and agree that in executing this Agreement they relied solely upon their own respective judgement, belief and knowledge, and the advice and recommendations of their own respective counsel, concerning the nature, extent and duration of their respective rights and claims, and that they have not been influenced to any extent whatsoever in executing this Agreement by any representations or statements not expressly contained or referred to in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                               MIDCOM COMMUNICATIONS INC.,
                                                 a Washington corporation

                                          By:        /s/ PAUL P. SENIO
                                            ------------------------------------
                                             Vice President and General Counsel

                                                            for

                                                     WILLIAM H. OBERLIN
                                               President and Chief Executive
                                                           Officer

   /s/ DAVID WIEGAND                                  /s/ MARIA WIEGAND
-------------------------------------------      -------------------------------------------
           David Wiegand                                    Maria Wiegand

                                             EXHIBIT 2.1 TO SETTLEMENT AGREEMENT

                    AMENDMENTS TO NON-COMPETITION AGREEMENTS
                                       OF
                         MARIA WIEGAND AND DAVE WIEGAND


                  [Filed as Exhibit 10.117 to Amendment No. 1
                   to the Company's Registration Statement on
                         Form S-1 (file no. 333-14427)]

                                             EXHIBIT 2.2 TO SETTLEMENT AGREEMENT


                             AMENDMENT TO AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


                  [Filed as Exhibit 10.116 to Amendment No. 1
                   to the Company's Registration Statement on
                         Form S-1 (file no. 333-14427)]

                                       1